EXHIBIT 99.1

Quanex Building Products Corporation Declares Quarterly Dividend

HOUSTON, Dec. 6, 2012 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX), a leading manufacturer of engineered materials, components and systems serving domestic and international window and door OEMs through its Engineered Products and Aluminum Sheet Products groups, today announced that its Board of Directors declared a quarterly cash dividend of $0.04 per share on the company's common stock, payable December 28, 2012, to shareholders of record on December 18, 2012.

The Quanex Building Products Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=1117

Statements that use the words "estimated," "expect," "could," "should," "believe," "will," "might," or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, references to synergies derived from the acquisition of Edgetech, future operating results and financial condition of Quanex and future uses of cash. The statements in this release are based on current expectations. Actual results or events may differ materially from this release. Factors that could impact future results may include, without limitation, the effect of both domestic and global economic conditions, the impact of competitive products and pricing, the availability and cost of raw materials, and customer demand. For a more complete discussion of factors that may affect the company's future performance, please refer to the company's 10-K filing on December 20, 2011, under the Securities Exchange Act of 1934, in particular the section titled, "Private Securities Litigation Reform Act" contained therein.

For additional information, please visit www.quanex.com

CONTACT: Financial Contact: Martin Ketelaar, 713-877-5402;
         Media Contact: Valerie Calvert, 713-877-5305